Exhibit 99.1
News Release
JBT Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

For Release: Immediate

Investors & Media:	Debarshi Sengupta	+1 312 861 6933

JBT Corporation Reports Record Revenue, EPS and Orders in 2015;
Forecasts Another Strong Performance in 2016

Full-Year 2015 Highlights and 2016 Guidance:

◦	Revenue of $1.1 billion, up 13 percent, or 20 percent on a constant currency basis

◦	Segment operating profit of $123.6 million, up 20 percent, or 31 percent on a constant currency basis

◦	Diluted earnings per share from continuing operations of $1.88 vs. $1.03 and adjusted diluted earnings per share from continuing operations of $1.56 in 2014

◦	Inbound orders increased 25 percent, or up 34 percent in constant currency; order backlog up 42 percent

◦
Advancing Next Level strategy with additional initiatives to enhance profitability and operational effectiveness; Company expects charges of $11 - $13 million in 2016 contributing more than $8 million in run-rate savings by late 2017

◦	Full-year 2016 diluted earnings per share guidance of $2.15 - $2.30 on an adjusted basis and $1.90 - $2.05 on a GAAP basis

CHICAGO, February 23, 2016-JBT Corporation (NYSE: JBT), a leading global technology solutions provider to high-value segments of the food & beverage industry, today reported results for the fourth quarter and full-year 2015.
Revenue for 2015 was $1.1 billion, an increase of 12.5 percent from 2014. On a constant currency basis, revenue increased 20.1 percent year over year, including organic revenue growth of 11.2 percent. Segment operating profit increased 20.4 percent, or 31.0 percent on a constant currency basis. Segment operating profit margin increased 73 basis points to 11.2 percent for 2015. Corporate expense for the year was $34.6 million compared to $37.5 million in 2014. Corporate expense in 2014 included management succession and consulting costs of $8.8 million.
Diluted earnings per share from continuing operations was $1.88 for 2015 versus $1.03 in 2014. Excluding restructuring charges of $14.5 million and the aforementioned management succession and consulting costs, adjusted diluted earnings per share from continuing operations was $1.56 in 2014.
“JBT captured robust revenue growth and margin expansion for the fourth quarter and full year 2015, with strength across the board at our FoodTech and AeroTech businesses,” said Tom Giacomini, Chairman,

President and Chief Executive Officer. “Execution of our Next Level strategy is fundamentally changing the way we operate, expanding profitability and enhancing our growth prospects.”
Orders and Backlog
For 2015, inbound orders of $1.2 billion increased 25.0 percent, with a 27.0 percent gain at FoodTech and a 21.5 percent increase at AeroTech. On a constant currency basis, FoodTech orders were ahead 40.0 percent year over year, of which approximately one half was organic. Backlog expanded 42.0 percent from 2014.

Fourth Quarter of 2015
Fourth quarter 2015 revenue increased 20.0 percent from the fourth quarter of 2014. On a constant currency basis, revenue increased 27.0 percent year over year. Segment operating profit increased 20.1 percent, or 29.3 percent on a constant currency basis. Diluted earnings per share from continuing operations was $0.70 for the fourth quarter of 2015 versus $0.51 in the year-ago period. Excluding restructuring charges of $2.0 million and management succession and consulting costs of $3.1 million, adjusted diluted earnings per share from continuing operations was $0.61 in the fourth quarter of 2014.
Optimization Program
“We are building on the success of our Next Level strategy and investing in initiatives to further strengthen JBT’s competitive position and enhance growth and profitability,” added Giacomini. The optimization program will realign FoodTech’s Protein business in North America and Liquid Foods business in Europe; accelerate JBT’s strategic sourcing initiatives; and result in consolidation of smaller facilities. The Company expects to record $11 - $13 million in pre-tax charges in 2016, resulting in run-rate savings of more than $8 million by late 2017.
2016 Outlook
“We entered 2016 with strong order momentum that is reflected in our expanded backlog,” concluded Giacomini. For 2016, the Company anticipates revenue growth of approximately 15 percent, reflecting organic growth of 4 - 5 percent and acquisitive growth of about 10 percent. The Company expects total segment operating margin in 2016 to expand 25 - 50 basis points relative to 2015. The Company forecasts adjusted diluted earnings per share in the range of $2.15 - $2.30 in 2016, and $1.90 - $2.05 on a GAAP basis.

Fourth Quarter 2015 Earnings Conference Call
A conference call is scheduled for 10:00 a.m. EST on Wednesday, February 24, 2016 to discuss fourth quarter and full-year 2015 financial results. Participants may access the conference call by dialing (877) 235-3250 in the U.S. and Canada or (706) 643-5005 for international callers and using conference ID 45285404, or through the Investor Relations link on our website at http://ir.jbtcorporation.com. An online audio replay of the call will be available on the Company’s Investor Relations website at approximately 1:30 p.m. EST on February 24, 2016.

John Bean Technologies Corporation (JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry with a focus on proteins, liquid foods and automated system solutions. JBT designs, produces and services sophisticated products and systems for multi-national and regional customers through its JBT FoodTech segment. JBT also sells critical equipment and services to domestic and international air transportation customers through its JBT AeroTech segment. JBT Corporation employs approximately 4,200 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries. For more information, please visit http://www.jbtcorporation.com.
This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. These risks and uncertainties are described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission that may be accessed on the Company’s website. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenue	$354.4	$295.4	$1,107.3	$984.2
Cost of sales	252.5	217.6	790.4	719.5

Gross profit	101.9	77.8	316.9	264.7

Selling, general and administrative expense	64.9	48.9	207.0	183.3
Research and development expense	5.2	4.0	18.2	14.6
Restructuring expense	—	2.0	—	14.5
Other expense, net	0.8	0.7	2.7	1.6

Operating income	31.0	22.2	89.0	50.7

Net interest expense	1.5	1.5	6.8	6.0
Income from continuing operations before income taxes	29.5	20.7	82.2	44.7
Provision for income taxes	8.6	5.6	26.2	13.9
Income from continuing operations	20.9	15.1	56.0	30.8
Income (loss) from discontinued operations, net of taxes	—	0.1	(0.1)	—
Net income	20.9	15.2	55.9	30.8

Basic earnings per share:
Income from continuing operations	0.71	0.51	1.90	1.04
Income (loss) from discontinued operations	—	0.01	(0.01)	—
Net income	0.71	0.52	1.89	1.04

Diluted earnings per share:
Income from continuing operations	0.70	0.51	1.88	1.03
Income (loss) from discontinued operations	—	—	—	—
Net income	0.70	0.51	1.88	1.03

Weighted average shares outstanding
Basic	29.5	29.6	29.5	29.5
Diluted	29.8	29.9	29.8	29.9

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited and in millions, except per share data)

The results for the three and twelve months ended December 31, 2015 and 2014 include several items that affect the comparability of our results. These include significant expenses that are not indicative of our on-going operations as detailed in the table below:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Income from continuing operations as reported	$20.9	$15.1	$56.0	$30.8

Non-GAAP adjustments:
Restructuring expense	—	2.0	—	14.5
Management succession costs	—	3.0	—	6.4
Strategy and pricing consulting	—	0.1	—	2.4

Impact on tax provision from Non-GAAP adjustments	—	(1.9)	—	(7.5)

Adjusted income from continuing operations	$20.9	$18.3	$56.0	$46.6

Income from continuing operations as reported	$20.9	$15.1	$56.0	$30.8
Total shares and dilutive securities	29.8	29.9	29.8	29.9
Diluted earnings per share from continuing operations	$0.70	$0.51	$1.88	$1.03

Adjusted income from continuing operations	$20.9	$18.3	$56.0	$46.6
Total shares and dilutive securities	29.8	29.9	29.8	29.9
Adjusted diluted earnings per share from continuing operations	$0.70	$0.61	$1.88	$1.56

The above table contains non-GAAP financial measures, including adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations. Adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations are intended to provide an indication of our underlying operating results and to enhance investors’ overall understanding of our financial performance by eliminating the effects of certain items that are not comparable from one period to the next. In addition, this information is used as a basis for evaluating Company performance and for the planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited and in millions, except per share data)

The tables below show a reconciliation from Operating income to EBITDA and adjusted EBITDA by segment and consolidated for JBT.

For the three months ended December 31, 2015:
	Operating income	Depreciation and Amortization	EBITDA	Adjustments	Adjusted EBITDA
JBT FoodTech	$29.3	$7.4	$36.7	—	$36.7
JBT AeroTech	12.0	0.5	12.5	—	12.5
Corporate expense	(10.3)	0.8	(9.5)	—	(9.5)
Restructuring expense	—	—	—	—	—
Total	$31.0	$8.7	$39.7	—	$39.7

For the three months ended December 31, 2014:
	Operating income	Depreciation and Amortization	EBITDA	Adjustments	Adjusted EBITDA
JBT FoodTech	$22.3	$5.7	$28.0	—	$28.0
JBT AeroTech	12.1	0.5	12.6	—	12.6
Corporate expense	(10.2)	0.4	(9.8)	3.1	(6.7)
Restructuring expense	(2.0)	—	(2.0)	2.0	—
Total	$22.2	$6.6	$28.8	$5.1	$33.9

For the twelve months ended December 31, 2015:
	Operating income	Depreciation and Amortization	EBITDA	Adjustments	Adjusted EBITDA
JBT FoodTech	$85.4	$25.5	$110.9	—	$110.9
JBT AeroTech	38.2	2.0	40.2	—	40.2
Corporate expense	(34.6)	2.1	(32.5)	—	(32.5)
Restructuring expense	—	—	—	—	—
Total	$89.0	$29.6	$118.6	—	$118.6

For the twelve months ended December 31, 2014:
	Operating income	Depreciation and Amortization	EBITDA	Adjustments	Adjusted EBITDA
JBT FoodTech	$72.7	$22.2	$94.9	—	$94.9
JBT AeroTech	30.0	1.8	31.8	—	31.8
Corporate expense	(37.5)	1.3	(36.2)	8.8	(27.4)
Restructuring expense	(14.5)	—	(14.5)	14.5	—
Total	$50.7	$25.3	$76.0	$23.3	$99.3

The tables above provide our operating income as adjusted by depreciation and amortization expense booked during the period to arrive at a segmental and consolidated EBITDA value. Further, we add back to EBITDA significant expenses that are not indicative of our ongoing operations to calculate an adjusted EBITDA for the two periods reported. Given the Company’s Next Level focus on growth through strategic acquisitions, management considers adjusted EBITDA to be an important non-GAAP measure. This measure allows us to monitor business performance while excluding the impact of amortization due to the step up in value of intangible assets. We use adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results. This information is not intended to nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

JBT CORPORATION
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue
JBT FoodTech	$244.2	$177.7	$725.1	$634.7
JBT AeroTech	110.3	117.8	383.1	350.2
Intercompany eliminations	(0.1)	(0.1)	(0.9)	(0.7)
Total revenue	$354.4	$295.4	$1,107.3	$984.2

Income before income taxes
Segment operating profit
JBT FoodTech	$29.3	$22.3	$85.4	$72.7
JBT AeroTech	12.0	12.1	38.2	30.0
Total segment operating profit	41.3	34.4	123.6	102.7

Corporate expense (1)	(10.3)	(10.2)	(34.6)	(37.5)
Restructuring expense	—	(2.0)	—	(14.5)

Operating income	$31.0	$22.2	$89.0	$50.7

Other business segment information

Adjusted EBITDA
JBT FoodTech	$36.7	$28.0	$110.9	$94.9
JBT AeroTech	12.5	12.6	40.2	31.8
Corporate	(9.5)	(6.7)	(32.5)	(27.4)
Total Adjusted EBITDA	$39.7	$33.9	$118.6	$99.3

Inbound Orders
JBT FoodTech	$253.2	$165.5	$795.8	$626.4
JBT AeroTech	138.4	71.0	430.5	354.4
Intercompany eliminations	(0.2)	(0.3)	(0.9)	(0.8)
Total inbound orders	$391.4	$236.2	$1,225.4	$980.0

	December 31,
	2015	2014
Order Backlog
JBT FoodTech	$308.1	$200.5
JBT AeroTech	212.6	166.2
Total order backlog	$520.7	$366.7

(1) Corporate expense includes corporate staff-related expenses, stock-based compensation, pension and other postretirement benefit expenses not related to service, LIFO adjustments, certain foreign exchange gains and losses, and the impact of unusual or strategic transactions not representative of segment operations.

JBT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	December 31,	December 31,
	2015	2014

Cash and cash equivalents	37.2	33.3
Trade receivables, net	212.5	176.2
Inventories	104.9	111.8
Other current assets	41.6	43.4
Total current assets	396.2	364.7

Property, plant and equipment, net	181.1	147.6
Other assets	298.8	185.5
Total assets	876.1	697.8

Short term debt and current portion of long-term debt	2.2	4.2
Accounts payable, trade and other	110.7	89.5
Advance payments and progress billings	115.8	86.2
Other current liabilities	124.4	102.4
Total current liabilities	353.1	282.3

Long-term debt, less current portion	280.6	173.8
Accrued pension and other postretirement benefits,
less current portion	90.7	93.1
Other liabilities	22	29.4

Common stock and paid-in capital	65.8	69.9
Retained earnings	211.1	166.4
Accumulated other comprehensive loss	(147.2)	(117.1)
Total stockholders' equity	129.7	119.2
Total liabilities and stockholders' equity	876.1	697.8

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Twelve Months Ended
	December 31,
	2015	2014

Cash Flows From Operating Activities:
Income from continuing operations	56.0	30.8

Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	29.6	25.3
Other	11.7	14.0

Changes in operating assets and liabilities:
Trade accounts receivable, net	(11.3)	9.8
Inventories	15.6	7.7
Accounts payable, trade and other	10.4	2.1
Advance payments and progress billings	26.9	1.4
Other - assets and liabilities, net	(26.7)	(13.1)

Cash provided by continuing operating activities	112.2	78.0

Cash required by discontinued operating activities	(0.3)	(0.3)

Cash Flows Required by Investing Activities:
Acquisitions, net of cash acquired	(150.9)	(91.3)
Capital expenditures	(37.7)	(36.7)
Other	3.5	1.4

Cash required by investing activities	(185.1)	(126.6)

Cash Flows Provided by Financing Activities:
Net proceeds (payments) on credit facilities	106.4	77.9
Dividends paid	(11.2)	(10.7)
Purchase of treasury shares	(7.7)	(2.8)
Other	(3.6)	(2.5)

Cash provided by financing activities	83.9	61.9

Effect of foreign exchange rate changes on cash and cash equivalents	(6.8)	(9.1)

Increase in cash and cash equivalents	3.9	3.9

Cash and cash equivalents, beginning of period	33.3	29.4

Cash and cash equivalents, end of period	37.2	33.3